Infinity Property and Casualty Corporation Reports Earnings for the First Quarter of 2018

Birmingham, Alabama – April 30, 2018 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three months ended March 31, 2018:

	Three months ended March 31,
(in millions, except per share amounts and ratios)	2018	2017	Change
		(as adjusted) (1)

Gross written premium (2)	$421.6	$370.7	13.7%
Revenues	$388.8	$377.6	3.0%

Net earnings	$20.1	$10.5	91.1%
Net earnings per diluted share	$1.82	$0.94	93.6%

Net earnings excluding realized gains (2)	$22.3	$10.2	119.3%
Net earnings excluding realized gains per diluted share (2)	$2.03	$0.91	123.1%

Underwriting income (2)	$26.3	$11.5	128.9%
Combined ratio (3)	92.6%	96.6%	(4.0	) pts

Return on equity (4)	11.2%	6.0%	5.2	pts
Return on equity excluding realized gains (2) (4)	12.5%	5.8%	6.7	pts

Book value per share	$65.61	$63.80	2.8%
Debt to total capital	27.7%	28.1%	(0.4	) pt
Debt to tangible capital (2)	30.0%	30.4%	(0.4	) pt

Notes:
(1)	2017 has been adjusted for the retrospective adoption of Accounting Standards Update 2014-09 Revenue from Contracts with Customers.
(2)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.
(3)
During the first quarter of 2017, a $3.8 million adjustment was made to written and earned premium for premium to be refunded to policyholders in California. Excluding the adjustment, the GAAP combined ratio for the first quarter of 2017 would have been 95.6%.

(4)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share increased 93.6% in the first three months of 2018 compared with the first three months of 2017, primarily due to a decrease in the accident year combined ratio from 98.5% at March 31, 2017, to 95.1% at March 31, 2018, as higher average earned premiums offset relatively flat loss cost trends.
Gross written premium grew 13.7% compared with the same period of 2017. Growth in California, Texas and Commercial Auto, primarily as a result of higher average premium, was offset by a decline in Florida.
Merger with Kemper Corporation
On February 13, 2018, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Kemper Corporation, a Delaware corporation (“Kemper”) and Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Kemper (“Kemper Merger Sub”). The Company expects the closing of the Merger to occur in the third quarter of 2018. The merger is subject to certain closing conditions, including, among others, (i) adoption by Infinity shareholders of the Merger Agreement, (ii) approval by Kemper stockholders of the issuance of Kemper common stock in connection with the merger, (iii) the receipt of certain regulatory approvals, (iv) the absence of any effective order issued by any court of competent jurisdiction or other legal restraint prohibiting or preventing the consummation of the merger, and (v) other closing conditions.
Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our focus states. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission. For a detailed list of some of the risks and uncertainties related to the consummation of the merger, see Infinity's Joint Proxy Statement/Prospectus with Kemper, filed with the SEC on April 27, 2018.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

(unaudited)	Three months ended March 31,
	2018	2017
		(as adjusted)
Revenues:
Earned premium	$354.0	$341.4
Installment and other fee income	27.4	26.7
Net investment income	9.8	8.7
Net realized (losses) gains on investments (1)	(2.8)	0.5
Other income	0.4	0.3
Total revenues	388.8	377.6

Costs and Expenses:
Losses and loss adjustment expenses (2)	264.6	270.7
Commissions and other underwriting expenses	90.5	85.9
Interest expense	3.5	3.5
Corporate general and administrative expenses	4.7	2.3
Other expenses	0.5	0.3
Total costs and expenses	363.8	362.7

Earnings before income taxes	24.9	14.9
Provision for income taxes	4.9	4.4
Net Earnings	$20.1	$10.5

Net Earnings per Common Share:
Basic	$1.84	$0.96
Diluted	$1.82	$0.94

Average Number of Common Shares:
Basic	10.9	11.0
Diluted	11.0	11.1

Cash Dividends per Common Share	$0.58	$0.58

Notes:
(1)	Net realized gains on sales	$1.4	$0.5
	Net holding period losses on equity securities	(2.6)	—
	Total other-than-temporary impairment (OTTI) losses	(1.5)	(0.0)
	Non-credit portion in other comprehensive income	0.2	0.0
	OTTI losses reclassified from other comprehensive income	(0.3)	—
	Net impairment losses recognized in earnings	(1.6)	(0.0)
	Total net realized (losses) gains on investments	($2.8)	$0.5

(2)
Losses and loss adjustment expenses for the three months ended March 31, 2018, include $8.9 million of favorable development on prior accident year loss and loss adjustment expense reserves compared with $6.4 million of favorable development for the three months ended March 31, 2017.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

(unaudited)	March 31,	December 31,
	2018	2017
		(as adjusted)
Assets
Investments:
Fixed maturities, at fair value	$1,497.9	$1,441.1
Equity securities, at fair value	90.5	96.0
Short-term investments, at fair value	—	2.5
Total investments	1,588.4	1,539.7
Cash and cash equivalents	88.8	107.6
Accrued investment income	10.1	13.1
Agents’ balances and premium receivable	557.2	508.0
Property and equipment (net of depreciation)	78.7	82.5
Prepaid reinsurance premium	0.5	1.0
Recoverable from reinsurers	22.7	30.3
Deferred policy acquisition costs	98.7	88.3
Current and deferred income taxes	9.1	10.5
Receivable for securities sold	0.1	1.7
Other assets	21.9	16.6
Goodwill	75.3	75.3
Total assets	$2,551.5	$2,474.5

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$701.0	$715.1
Unearned premium	691.5	627.6
Long-term debt	273.9	273.8
Commissions payable	15.8	16.7
Payable for securities purchased	40.4	5.6
Other liabilities	111.0	119.8
Total liabilities	1,833.6	1,758.7

Shareholders’ Equity:
Common stock	21.9	21.9
Additional paid-in capital	385.3	383.6
Retained earnings (1)	824.9	793.1
Accumulated other comprehensive income, net of tax	(11.2)	19.8
Treasury stock, at cost	(503.1)	(502.5)
Total shareholders’ equity	717.9	715.8
Total liabilities and shareholders’ equity	$2,551.5	$2,474.5

Shares outstanding	10.9	10.9
Book value per share	$65.61	$65.46

Notes:
(1)
The change in retained earnings from December 31, 2017, is primarily a result of a cumulative effect of change in accounting principle of $18.1 million and net income of $20.1 million partially offset by shareholder dividends of $6.3 million.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

(unaudited)	Three months ended March 31,
	2018	2017
		(as adjusted)

Operating Activities:
Net earnings	$20.1	$10.5
Adjustments:
Depreciation	3.7	4.2
Amortization	4.8	5.3
Net realized losses (gains) on investments	2.8	(0.5)
Loss (gain) on disposal of property and equipment	0.0	(0.0)
Share-based compensation expense	1.7	1.4
Activity related to rabbi trust	(0.0)	0.1
Change in accrued investment income	3.0	0.2
Change in agents’ balances and premium receivable	(49.2)	(17.1)
Change in reinsurance receivables	8.2	0.9
Change in deferred policy acquisition costs	(10.4)	(3.0)
Change in other assets	(0.8)	(4.5)
Change in unpaid losses and loss adjustment expenses	(14.1)	(6.5)
Change in unearned premium	63.9	26.9
Change in other liabilities	(9.8)	5.6
Net cash provided by operating activities	23.9	23.5
Investing Activities:
Purchases of fixed maturities	(403.5)	(120.8)
Purchases of equity securities	—	(1.9)
Purchases of property and equipment	(0.3)	(0.9)
Maturities and redemptions of fixed maturities	32.5	43.3
Proceeds from sale of fixed maturities	328.1	37.7
Proceeds from sale of equity securities	5.0	2.0
Proceeds from sale of short-term investments	2.5	2.4
Proceeds from sale of property and equipment	—	0.0
Net cash used in investing activities	(35.7)	(38.2)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(0.6)	(2.3)
Dividends paid to shareholders	(6.3)	(6.4)
Net cash used in financing activities	(7.0)	(8.8)
Net decrease in cash and cash equivalents	(18.8)	(23.4)
Cash and cash equivalents at beginning of period	107.6	92.8
Cash and cash equivalents at end of period	$88.8	$69.4

Definitions of Non-GAAP Financial and Operating Measures
Net earnings excluding realized gains Management uses net earnings excluding realized gains as a measure to evaluate the insurance business. The Company believes that net earnings excluding realized gains provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended March 31,
	2018	2017
(in millions, except EPS)		(as adjusted)

Net earnings	$20.1	$10.5

Less:
Realized (losses) gains on investments, pre-tax	(2.8)	0.5
Benefit (provision) for income taxes	0.6	(0.2)
Realized (losses) gains on investments, net of tax	(2.2)	0.3

Net earnings excluding realized gains, after-tax	22.3	10.2
Less: Provision for income taxes	(5.4)	(4.2)
Net earnings excluding realized gains, pre-tax	27.8	14.4

Less:
Net investment income	9.8	8.7
Other income	0.4	0.3
Interest expense	(3.5)	(3.5)
Corporate general and administrative expenses	(4.7)	(2.3)
Other expenses	(0.5)	(0.3)
Underwriting income	26.3	11.5

Net earnings per diluted share	$1.82	$0.94
Less: Realized (losses) gains on investments, net of tax	(0.21)	0.03
Net earnings excluding realized gains per diluted share	$2.03	$0.91

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended March 31,
(in millions)	2018	2017

Earned premium	$354.0	$341.4
Less: Change in unearned premium	(63.9)	(26.7)
Net written premium	417.9	368.1
Less: Ceded reinsurance	(3.7)	(2.6)
Gross written premium	$421.6	$370.7
Tangible capital is defined as total capital (face value of long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	March 31, 2018	March 31, 2017
		(as adjusted)

Total capital	$992.9	$980.2
Less: Goodwill	75.3	$75.3
Tangible capital	$917.6	$904.9

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”
About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a provider of personal and commercial automobile insurance primarily meeting the needs and choices of urban and Hispanic customers. Its products are offered through a network of approximately 10,600 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue North
Birmingham, AL 35203
Contact:    James Whatley
Director, Corporate Accounting
(205) 803-8346
james.whatley@ipacc.com

Additional Information Regarding the Merger and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Kemper, a wholly-owned subsidiary of Kemper and Infinity, among other things. The proposed issuance of shares of Kemper common stock in connection with the proposed merger transaction will be submitted to the stockholders of Kemper for their consideration, and the proposed merger transaction will be submitted to the shareholders of Infinity for their consideration. In connection therewith, Kemper filed with the SEC on April 4, 2018 a Registration Statement on Form S-4 that included a preliminary joint proxy statement/prospectus (as amended on Form S-4/A, filed with the SEC on April 27, 2018), and each of Kemper and Infinity may be filing with the SEC other documents regarding the proposed merger transaction. Kemper and Infinity will mail the definitive joint proxy statement/prospectus to the stockholders of Kemper and the shareholders of Infinity when it is available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF KEMPER AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and Infinity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Kemper will be available free of charge under the “Investors” section of Kemper’s website located at http://www.kemper.com or by contacting Kemper’s Investor Relations Department at 312.661.4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity will be available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at 205.803.8186 or investor.relations@infinityauto.com

Participants in the Solicitation
Kemper and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of Kemper is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 13, 2018 and in the Joint Proxy Statement/Prospectus, which was filed with the SEC on April 27, 2018, and information about the directors and executive officers of Infinity is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018 (as amended on Form 10-K/A, filed with the SEC on April 23, 2018), each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.